Exhibit 99.1

Press Release

Spirit Realty Capital, Inc.

Announces First Quarter of 2022

Financial and Operating Results

– Generated Net Income per Share of $0.42, FFO per Share of $0.95 and AFFO per Share of $0.88 –

– Invested $511.4 Million in Acquisitions and Revenue-Producing Capital Expenditures –

– Closed on a $1.2 Billion Multicurrency Unsecured Revolving Credit Facility –

– Issued 6.6 Million Shares for Net Proceeds of $299.8 Million –

Dallas, TX— May 3, 2022 —Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a net-lease real estate investment trust ("REIT") that invests in single-tenant, operationally essential real estate, today reported its financial and operating results for the first quarter ended March 31, 2022.

HIGHLIGHTS

•	Generated net income of $0.42 vs net loss of $(0.04) per diluted share, FFO per share of $0.95 vs $0.50 and AFFO per share of $0.88 vs $0.76, compared to the same quarter in 2021.
•	Invested $511.4 million in the first quarter at a Cash Capitalization Rate of 6.42%, including the acquisition of 41 properties across 29 transactions with a weighted average lease term of 13.3 years.
•	Generated $11.3 million in gross proceeds from the disposition of five properties, including four vacant properties.
•

Closed on a $1.2 billion multicurrency unsecured revolving credit facility with an accordion feature up to $1.7 billion, which amended and restated the Company’s $800.0 million 2019 Credit Facility. The amended credit facility matures in March 2026 and incurs interest based on a pricing grid with a range of 72.5 to 140 basis points over an adjusted SOFR rate, with respect to borrowings in U.S. dollars.

•

Issued 6.6 million shares of common stock to settle certain forward contracts, generating net proceeds of $299.8 million. As of March 31, 2022, Spirit had unsettled forward contracts for 3.1 million shares of common stock.

•	Maintained strong operational performance, with occupancy of 99.8%, Lost Rent of 0.06% (or zero including the impact of prior period recoveries) and Unreimbursed Property Costs of 1.4%.
•	Had Adjusted Debt to Annualized Adjusted EBITDAre of 5.2x as of March 31, 2022, or 5.0x assuming the settlement of the 3.1 million open forward equity contracts.
•

Held Corporate Liquidity of $846.6 million as of March 31, 2022, comprised of availability under the 2019 Credit Facility, cash and cash equivalents and available proceeds from unsettled forward equity contracts.

CEO COMMENTS

“Our company continued to perform exceptionally well in the first quarter, with our investment platform executing effectively in a competitive market. As we look forward, we believe our underwriting approach, coupled with our recently enhanced balance sheet, will allow us to pursue compelling risk adjusted return opportunities. Finally, I would like to thank the employees of Spirit who continue to make positive impacts in our workplace and communities, as highlighted in our recently issued sustainability report,” stated Jackson Hsieh, President and Chief Executive Officer.

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DIVIDEND

For the first quarter of 2022, the Board of Directors declared a quarterly cash dividend of $0.638 per share of common stock, representing an annualized rate of $2.552 per share. The Board of Directors also declared a quarterly cash dividend of $0.375 per preferred share. The quarterly common dividend was paid on April 14, 2022 to stockholders of record as of March 31, 2022, and the preferred dividend was paid on March 31, 2022 to stockholders of record as of March 15, 2022.

2022 GUIDANCE

The Company maintained its previously announced AFFO per share guidance for fiscal year 2022 and updated its capital deployment and disposition guidance for fiscal year 2022:

•	AFFO per share of $3.52 to $3.58
•	Capital deployment of approximately $1.5 billion (comprised of acquisitions and revenue producing capital expenditures)
•	Dispositions of approximately $200 million to $300 million

The Company does not provide a reconciliation for its guidance range of AFFO per diluted share to net income available to common stockholders per diluted share, the most directly comparable forward looking GAAP financial measure, due to the inherent variability in timing and/or amount of various items that could impact net income available to common stockholders per diluted share, including, for example, gains/losses on debt extinguishment, impairments and other items that are outside the control of the Company.

EARNINGS WEBCAST AND CONFERENCE CALL TIME

The Company's first quarter 2022 earnings conference call is scheduled for Wednesday, May 4, 2022 at 9:30am Eastern Time. Interested parties can listen to the call via the following:

Internet:	Go to www.spiritrealty.com and select the investor relations page at least 15 minutes prior to the start time of the call to register, download and install any necessary audio software.

Phone:	No access code required.

(877) 407-9208 (Domestic) / (201) 493-6784 (International)

Replay:	Available through May 18, 2022 with access code 13728452.

(844) 512-2921 (Domestic) / (412) 317-6671 (International)

SUPPLEMENTAL PACKAGES

A supplemental financial and operating report and associated addenda that contain non-GAAP measures and other defined terms, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in single-tenant, operationally essential real estate assets, subject to long-term leases.

As of March 31, 2022, our diverse portfolio consisted of 2,039 retail, industrial and other properties across 49 states, which were leased to 334 tenants operating in 35 industries. As of March 31, 2022, our properties were approximately 99.8% occupied. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.

INVESTOR CONTACT

Investor Relations

(972) 476-1403

InvestorRelations@spiritrealty.com

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FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words and phrases such as “preliminary,” “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters but are meant to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the Consumer Price Index; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements which are based on information that was available, and speak only, as of the date on which they were made. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit expressly disclaims any responsibility to update or revise forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental financial and operating report, which can be found in the investor relations page of our website.

(SRC:ER)

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

FFO and AFFO

(Unaudited)	Three Months Ended March 31,
	2022	2021
Net income (loss) attributable to common stockholders	$53,468	$(4,057)
Portfolio depreciation and amortization	68,965	56,942
Portfolio impairments	127	6,730
Gain on disposition of assets	(877)	(1,836)
FFO attributable to common stockholders	$121,683	$57,779
Loss on debt extinguishment	172	29,177
Deal pursuit costs	365	242
Non-cash interest expense, excluding capitalized interest	1,937	2,699
Straight-line rent, net of uncollectible reserve	(8,575)	(5,673)
Other amortization and non-cash charges	(647)	(774)
Non-cash compensation expense	4,025	3,378
Costs related to COVID-19[1]	6	432
Other income	(5,679)	–
AFFO attributable to common stockholders	$113,287	$87,260

Dividends declared to common stockholders	$85,688	$71,837
Dividends declared as a percent of AFFO	76%	82%

Net income (loss) per share of common stock – Basic	$0.42	$(0.04)
Net income (loss) per share of common stock – Diluted	$0.42	$(0.04)
FFO per share of common stock – Diluted[2]	$0.95	$0.50
AFFO per share of common stock – Diluted[2]	$0.88	$0.76

Weighted average shares of common stock outstanding – Basic	127,951,825	114,673,218
Weighted average shares of common stock outstanding – Diluted	128,360,431	114,673,218
Weighted average shares of common stock outstanding for non-GAAP measures - Diluted[3]	128,360,431	115,272,802
[1]	Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements.
[2]

Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	Three Months Ended March 31,
	2022	2021
FFO	$0.2 million	$0.1 million
AFFO	$0.2 million	$0.2 million
[3]

Weighted average shares of common stock for non-GAAP measures for the three months ended March 31, 2021 includes unvested market-based awards, which are anti-dilutive for earnings per share but dilutive for non-GAAP calculations.

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

Adjusted Debt, EBITDAre and Adjusted EBITDAre

Adjusted Debt	March 31, 2022
2019 Credit Facility	$519,500
Senior Unsecured Notes, net	2,719,597
Mortgages payable, net	5,412
Total debt, net	3,244,509
Unamortized debt discount, net	10,511
Unamortized deferred financing costs	19,701
Cash and cash equivalents	(24,229)
Restricted cash	(2,347)
Adjusted Debt	3,248,145
Preferred Stock at liquidation value	172,500
Adjusted Debt + Preferred Stock	$3,420,645

Annualized Adjusted EBITDAre	Quarter Ended March 31, 2022
Net income	$56,056
Interest	26,023
Depreciation and amortization	69,108
Income tax expense	172
Gain on disposition of assets	(877)
Portfolio impairments	127
EBITDAre	150,609
Adjustments to revenue producing acquisitions and dispositions	5,314
Construction rent collected, not yet recognized in earnings	509
Deal pursuit costs	365
Loss on debt extinguishment	172
Costs related to COVID-19[1]	6
Non-cash compensation expense	4,025
Other income	(5,679)
Adjusted EBITDAre	155,321
Other adjustments for Annualized EBITDAre[2]	(213)
Annualized Adjusted EBITDAre	$620,432

Adjusted Debt / Annualized Adjusted EBITDAre[3]	5.2	x
Adjusted Debt + Preferred / Annualized Adjusted EBITDAre[3]	5.5	x

[1]	Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral agreements.
[2]	Adjustment relates to net current period recoveries related to prior period rent deemed not probable of collection and prior period property costs.
[3]

Adjusted Debt / Annualized Adjusted EBITDAre would be 5.0x and Adjusted Debt + Preferred / Annualized Adjusted EBITDAre would be 5.3x if all 3.1 million shares under open forward sales agreements had been settled on March 31, 2022.

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